Date: _________________

Subject: Executive Retirement Benefits

From: Vice President, Human Resources

To: Chief Executive Officer

President

Executive Vice Presidents

Senior Vice Presidents

The following outlines post-retirement benefits for executive officers, Senior Vice President and above.

Salary Continuation

Executives are entitled to 6 months of salary continuation following retirement. This provides a transition period for the executive to satisfy continuing obligations, which require representing the company or acting on its behalf. Examples include directorships, trustee positions, industry trade groups and service to charitable organizations.

Physical Exam

Executives are able to continue receiving an annual company-paid physical exam during retirement, to age 70.

Frequent Flier Program

Executives are also entitled to continuation of Executive Premier status within United Airlines' Mileage Plus program.

The above benefits are not contractual and are based on current Company policy, which is subject to change or termination at the Company's discretion. Please let me know if you have questions or need more information.